Exhibit 99.3

Recent Developments

First quarter 2020 update

On April 21, 2020, we announced the preliminary unaudited financial results for the three months ended March 31, 2020 presented below. These results are preliminary and are subject to completion of our quarter-end closing procedures and further financial review. Our actual results may differ from these estimates as a result of the completion of our quarter-end closing procedures, review adjustments and other developments that may arise between now and the time our financial results for the period are finalized.

We expect preliminary unaudited first quarter 2020 revenue to be between $138.1 million and $139.4 million. We also expect preliminary unaudited GAAP operating loss to be between $16.9 million and $18.0 million. First quarter 2020 revenue was favorably impacted by higher than anticipated revenues from Cloud customers, as well as revenues contributed from our January 2020 acquisition of eSilicon. In addition, the revenue derived from the eSilicon business generally carries a lower margin than our traditional revenue and therefore will cause our overall margins to decline, including for the three months ended March 31, 2020, as it becomes a more significant part of our total revenue mix. In addition, as of March 31, 2020, we had $238.2 million in cash, cash equivalents and marketable securities.

First quarter revenue growth appears to be the result of customer driven upgrade cycles as well as other market demands driving the need for more bandwidth, including some which appear to also have been accelerated by the COVID-19 pandemic. We cannot predict the extent or duration of the impact of the COVID-19 pandemic on our financial and operating results, but we believe the shelter-in-place and similar policies have led to an increase in demand for bandwidth.

These estimates are preliminary and unaudited and may change, and we have provided a range for the results described above because our financial closing procedures for the three months ended March 31, 2020 are not yet complete. In addition, these preliminary results for the three months ended March 31, 2020 are not necessarily indicative of the results to be achieved for the remainder of the fiscal year ending December 31, 2020 or in any future period, in particular due to the impact of the ongoing COVID-19 pandemic. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control. See Part II, “Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 . We undertake no obligation to update or supplement the information provided above until we release our financial results of operations for the three months ended March 31, 2020. The preliminary financial data included herein has been prepared by, and is the responsibility of, our management. PricewaterhouseCoopers LLP, our independent registered public accounting firm, has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to such preliminary information. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

RISK FACTORS

Risks Related to Our Business

The ongoing effects of the COVID-19 pandemic could disrupt our business or the business of our customers or suppliers, and as such, may adversely affect our financial condition.

Our business, the businesses of our customers, and the businesses of our suppliers could be materially and adversely affected by the effects of the COVID-19 pandemic and the related governmental, business and community responses to it.  Additionally, the economies and financial markets of many countries have been impacted by the pandemic, and the longevity and significance of the resulting economic impact is currently unknown.  A significant economic downturn could materially and adversely affect our end customers, and thus could negatively impact demand for our products and our operating results. While the long-term economic impact and the duration of the COVID-19 pandemic may be difficult to assess or predict, the widespread pandemic has resulted in, and may continue to result in, significant disruption of global financial markets, which could reduce our ability to access capital and could negatively affect our liquidity and the liquidity and stability of markets for our securities. In addition, a recession, further market correction or depression resulting from the spread of COVID-19 could materially affect our business and the value of our securities.

Many state governments in the U.S. have issued “shelter in place” or “stay at home” orders that generally require residents to remain in their homes, subject to certain exceptions for essential services. For example, in California, where our corporate headquarters are, a “stay at home” order is currently in effect that requires a majority of our employees to work from home until further notice.  The continuing impact of these, and similar orders may adversely impact the efficiency and effectiveness of our organization, as well as the operations of our suppliers and customers. For example, we face additional risks and challenges related to having a portion of our workforce working from home, including added pressure on our IT systems and the security of our network, and new challenges as our team adjusts to online collaboration.  Additionally, our ability to participate in informal collaborative discussions with our customers, such as in-person attendance at industry trade shows, standards meetings, or during routine visits by our sales team, may be truncated or impossible in areas with stay at home orders in place.  We may experience delays in the qualification and testing of our products by our customers if our customers are unable to perform these processes remotely, which may, in turn, affect our revenues.

The ongoing effects of the pandemic also may have a negative impact on the operations of our suppliers.  For example, our principal foundries are located in Taiwan, and our international headquarters, which purchases all wafer material and owns the material until the manufacturing process is complete and the product is shipped to a customer, are located in Singapore.  The business of our principal foundries in Taiwan, and the business of our international headquarters in Singapore could be significantly and negatively impacted if the pandemic worsens in Taiwan or in Singapore, or if additional and more restrictive governmental orders are imposed on companies operating there.

The demand for our product is already difficult to ascertain and the additional pressures on our supply chain, as well as the operations of our customers, due to the impact of or response to the COVID-19 pandemic, could result in temporary or long-term disruption in our supply chain, delays in the delivery of our product, or  delays in the qualification and testing of our products in our customer’s systems.  If the impact of an outbreak continues for an extended period, it could adversely impact the growth of our revenues.

Our actual results for the first quarter of 2020 may be different than the preliminary estimated results included herein.

Our preliminary estimated results for the first quarter of 2020 are unaudited and subject to change as we close our books and complete the quarter end closing process and prepare financial statements for the quarter, including finalizing the accounting for our recent acquisition of eSilicon. Preliminary estimated financial results are inherently subject to business, economic, regulatory, market, financial and competitive uncertainties and contingencies and other future events, as well as matters specific to our business, all of which are difficult to predict and many of which are beyond our control. The inclusion of preliminary estimated financial information herein should not be regarded as an indication that we consider such preliminary estimated financial information to be predictive of actual or future results, in particular in light of the COVID-19 pandemic. Actual results for the quarter may be materially different than the preliminary estimated results presented and our estimated preliminary results should not be relied upon as being necessarily indicative of actual results, and you are cautioned not to place undue reliance on this preliminary financial information. Furthermore, the preliminary financial results do not take into account any circumstances or events occurring after the date they were prepared. Accordingly, our actual results for the first quarter of 2020 may differ from the preliminary estimated results contained herein.